Exhibit 32

Certification of Principal and Financial Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of International Vineyard, Inc. a Delaware corporation (the “Company”) on Form 10-Q for the period ending September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert DeMate, President and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to International Vineyard, Inc., and will be retained by International Vineyard, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Robert DeMate
Robert DeMate President, Chief Financial Officer October 25, 2010